As filed with the Securities and Exchange Commission on September 29, 1999
                                                      Registration No. 333-_____
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------
                               Loislaw.com, Inc.
            (Exact name of Registrant as specified in its charter)

        Delaware                                                 71-0655999
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                           -------------------------

     105 North 28th Street
     Van Buren, Arkansas                                            72956
(Address of Principal Executive Offices)                          (Zip Code)

                           -------------------------

                         Employee Stock Purchase Plan
                            1996 Stock Option Plan
         1999 Nonqualified Stock Option Plan for Nonemployee Directors
                          (Full Titles of the Plans)


                  Kyle D. Parker                             Copy to:
Chairman of the Board and Chief Executive Officer       Kenn W. Webb, Esq.
                 Loislaw.com, Inc.                   Thompson & Knight L.L.P.
              105 North 28/th/ Street                  1700 Pacific Avenue
             Van Buren, Arkansas 72956                      Suite 3300
                 (501) 471-5581                      Dallas, Texas 75201-4693
 (Name, Address and Telephone Number,                      (214) 969-1700
 including area code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================
              Title                     Amount         Proposed      Proposed      Amount of
        of Securities to                 to be         Maximum       Maximum      Registration
          be Registered              Registered(1)     Offering     Aggregate         Fee
                                                        Price     Offering Price
                                                      Per Share
Common Stock to be issued
 upon exercise of options to be
 granted under the 1996 Stock      916,878 shares     $14.00(3)        $12,836,292    $3569.00
 Option Plan
- ------------------------------------------------------------------------------------------------
Common Stock to be issued          300,000 shares     $12.60(4)        $3,780,000     $1051.00
 pursuant to the Employee
 Stock Purchase Plan(2)
- ------------------------------------------------------------------------------------------------
Common Stock to be issued          320,000 shares     $14.00(3)        $4,480,000     $1246.00
 upon exercise of options to be
 granted under the 1999
 Nonqualified Stock Option Plan
 for Nonemployee Directors
================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers the number of shares of common stock which may become issuable under the 1996 Stock Option Plan, the Employee Stock Purchase Plan and the Nonqualified Stock Option Plan for Nonemployee Directors by reason of adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests in the Employee Stock Purchase Plan to be offered or sold pursuant to such plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.
(3) Estimated pursuant to Rule 457(h) based on the initial price to the public of Loislaw.com's common stock.
(4) Estimated pursuant to Rule 457(h) based on 90% of the initial price to the public of Loislaw.com's common stock.
================================================================================

                                    PART I

             Information Required In The Section 10(a) Prospectus

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


                                    PART II

              Information Required In The Registration Statement


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Loislaw.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

(1) The Registrant's Registration Statement on Form S-1, as declared effective by the Commission on September 29, 1999 (File No. 333-81107), containing audited financial statements for the fiscal year ended December 31, 1998.

(2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with and declared effective by the Commission, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report hereafter filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

_________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
  Part I of Form S-8.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VI of our Certificate of Incorporation and Article VI of our Bylaws provide for the indemnification of our directors, officers and other authorized representatives to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such persons is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Registrant's Bylaws permit the Registrant to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the applicable provisions of the Registrant's Bylaws. The Registrant currently carries directors and officers liability insurance with policy limits of $20 million.

     The Registrant has also entered into indemnification agreements with each of the directors and executive officers of the Registrant that provide for indemnification and expense advances in addition to those provided for in the Registrant's certificate of incorporation and bylaws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following documents are filed as Exhibits herewith pursuant to Item 601 of Regulation S-K or are incorporated in this Registration Statement by reference to previous filings with the Commission as noted.

     Exhibit
     Number                           Description of Exhibit
     -------                          ----------------------
     5.1(1).........    Opinion of Thompson & Knight L.L.P. regarding legality of shares
     10.1(2)........    1999 Nonqualified Director Stock Option Plan for Nonemployee Directors
     10.2(3)........    Employee Stock Purchase Plan
     10.3(4)........    1996 Stock Option Plan
     23.1(1)........    Consent of independent public accountants
     23.2(1)........    Consent of counsel (included in the opinion of Thompson & Knight L.L.P.
                        filed herewith as Exhibit 5.1)

- ----------------------------------

(1)  Filed herewith.
(2) Filed as Exhibit 10.17 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 dated August 2, 1999, which exhibit is hereby incorporated herein by reference.
(3) Filed as Exhibit 10.16 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 dated September 28, 1999, which exhibit is hereby incorporated herein by reference.
(4) Filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 dated June 18, 1999, which exhibit is hereby incorporated herein by reference.


Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on September 29, 1999.

                              LOISLAW.COM, INC.
                                             (Registrant)

                              By:          /s/ Kyle D. Parker
                                 -------------------------------------------
                                            Kyle D. Parker
                                         Chairman of the Board
                                      and Chief Executive Officer


                               POWER OF ATTORNEY

     We, the below signed officers and directors of Loislaw.com, Inc. ("Registrant"), do hereby constitute and appoint Kyle D. Parker and Mark O. Beyland and each of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names in the capacities indicated that either of them may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, in any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that Kyle D. Parker and Mark O. Beyland shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

           Signature                                Title                            Date
           ---------                                -----                            ----
     /s/ Kyle D. Parker           Chairman of the Board, Chief Executive      September 29, 1999
- --------------------------------  Officer (principal executive officer) and
     Kyle D. Parker               Director

   /s/ Mark O. Beyland            President, Chief Financial Officer and      September 29, 1999
- --------------------------------  Director (principal financial officer)
     Mark O. Beyland

/s/ Pamela G. Rogers              Controller (principal accounting officer)   September 29, 1999
- --------------------------------
     Pamela G. Rogers

/s/ Robert C. Ammerman                              Director                  September 29, 1999
- --------------------------------
     Robert C. Ammerman

/s/ Hannah C. Stone                                 Director                  September 29, 1999
- --------------------------------
     Hannah C. Stone

/s/ D. Randy Laney                                  Director                  September 29, 1999
- --------------------------------
     D. Randy Laney

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Administrative Committee of the Employee Stock Purchase Plan have duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized in the City of Van Buren, State of Arkansas, on September 29, 1999.


         Name                Title               Date
         ----                -----               ----
/s/ Pamela G. Rogers    Committee Member  September 29, 1999
- ----------------------  ----------------
Name: Pamela G. Rogers

/s/ Mark O. Beyland     Committee Member  September 29, 1999
- ----------------------  ----------------
Name: Mark O. Beyland

/s/ Barbara Wells       Committee Member  September 29, 1999
- ----------------------  ----------------
Name: Barbara Wells

                               INDEX TO EXHIBITS

     Exhibit
     Number                             Description of Exhibit
     -------                            ----------------------
     5.1(1).........    Opinion of Thompson & Knight L.L.P. regarding legality of shares
     10.1(2)........    1999 Nonqualified Director Stock Option Plan for Nonemployee Directors
     10.2(3)........    Employee Stock Purchase Plan
     10.3(4)........    1996 Stock Option Plan
     23.1(1)........    Consent of independent public accountants
     23.2(1)........    Consent of counsel (included in the opinion of Thompson & Knight L.L.P.
                        filed herewith as Exhibit 5.1)

- ----------------------------------
(1)  Filed herewith.
(2) Filed as Exhibit 10.17 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 dated August 2, 1999, which exhibit is hereby incorporated herein by reference.
(3) Filed as Exhibit 10.16 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1 dated September 28, 1999, which exhibit is hereby incorporated herein by reference.
(4) Filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 dated June 18, 1999, which exhibit is hereby incorporated herein by reference.